Exhibit 14.1


              LEVEL 8 SYSTEMS CODE OF ETHICS AND BUSINESS CONDUCT

SECTION 1. INTRODUCTION

This Code of Ethics and Business Conduct helps insure compliance with legal requirements and our standards of business conduct. All employees of Level 8 Systems, Inc. (the "Company") are expected to read and understand this Code of Ethics and Business Conduct, uphold these standards in day to day activities, comply with all applicable policies and procedures, and ensure that all agents and contractors are aware of, understand and adhere to these standards.

This Code of Ethics and Business Conduct seeks to deter wrongdoing and to promote:

      o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o Avoidance of conflicts of interest, including disclosure to an appropriate person or persons identified in this Code of Ethics and Business Conduct of any material transaction or relationship that reasonably could be expected to give rise to such conflict;

      o Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by the Company;

      o     Compliance with applicable governmental laws, rules and regulations;

      o The prompt internal reporting of violations of this Code of Ethics and Business Conduct to an appropriate person or persons identified in this Code of Ethics and Business Conduct; and

      o     Accountability  for  adherence  to this Code of Ethics and  Business
            Conduct.

Because the principles described in this Code of Ethics and Business Conduct are general in nature, you should also review all applicable Company policies and procedures for more specific instruction which can be found on the Level 8 Systems Knowledge Center intranet, under Network and Systems Policies. If you have any questions you can contact the Human Resources Department or Corporate Secretary.

Nothing in this Code of Ethics and Business Conduct, in any company policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment.

We are committed to continuously reviewing and updating our policies and procedure. This Code of Ethics and Business Conduct, therefore, is subject to modification. This Code of Ethics and Business Conduct supersedes all other such codes, policies, procedures, instructions, practices, rules or written or verbal representations to the extent they are inconsistent.

SECTION 2. COMPLIANCE IS EVERYONES BUSINESS

Ethical business conduct is critical to our business. As an employee, your responsibility is to respect and adhere to these practices. Many of these practices reflect legal or regulatory requirements. Violations of these laws and regulations can create significant liability for you, the Company, its directors, officers, and other employees.

Part of your job and ethical responsibility is to help enforce this Code of Ethics and Business Conduct. You should be alert to possible violations of the law, this Code of Ethics and Business Conduct, or other company policies or procedures. You should report any such possible violations to the Corporate Secretary. You must cooperate in any internal or external investigations of possible violations. Reprisal, threats, retribution or retaliation against any person who has in good faith reported a violation or a suspected violation of law, this Code of Ethics and Business Conduct, or other Company policies, or against any person who is assisting any investigation or process with respect to such a violation, is prohibited.

                                                                    Exhibit 14.1

Violations of law, this Code of Ethics and Business Conduct or other Company policies or procedures by Company employees can lead to disciplinary action up to and including termination.

In trying to determine whether any given action is appropriate, use the following test. Imagine that the words you are using or the action you are taking is going to be fully disclosed in the media with all the details, including your photo. If you are uncomfortable with the idea of this information being made public, perhaps you should think again about your words or your course of action.

In all cases, if you are unsure about the appropriateness of an event or action, please seek assistance in interpreting the requirements of these practices by contacting the Corporate Secretary.

SECTION 3. YOUR RESPONSIBILITIES TO THE COMPANY AND ITS STOCKHOLDERS

                          GENERAL STANDARDS OF CONDUCT

The Company expects all employees, agents and contractors to exercise good judgment to ensure the safety and welfare of employees, agents and contractors and to maintain a cooperative, efficient, positive, harmonious and productive work environment and business organization. These standards apply while working on our premises, at offsite locations where our business is being conducted, at Company sponsored business and social events, or at any other place where you are a representative of the Company. Employees, agents or contractors who engage in misconduct or whose performance is unsatisfactory may be subject to corrective action, up to and including termination.

                                APPLICABLE LAWS

All Company employees, agents and contractors must comply with all applicable laws, regulations, rules and regulatory orders. Company employees located outside of the United States must comply with laws, regulations, rules and regulatory orders of the United States, including the Foreign Corrupt Practices Act and the U.S. Export Control Act, in addition to applicable local laws. Each employee, agent and contractor must acquire appropriate knowledge of the requirements relating to his or her duties sufficient to enable him or her to recognize potential dangers and to know when to seek advice from legal counsel on specific Company policies and procedures. Violations of laws, regulations, rules and orders may subject the employee, agent or contractor to individual criminal or civil liability, as well as to discipline by the Company. Such individual violations also may subject the Company to civil or criminal liability or the loss of business.

                             CONFLICTS OF INTEREST

Each of us has a responsibility to the Company, our stockholders and each other. Although this duty does not prevent us from engaging in personal transactions and investments, it does demand that we avoid situations where a conflict of interest might occur or appear to occur. The Company is subject to scrutiny from many different individuals and organizations. We always should strive to avoid even the appearance of impropriety.

What constitutes conflict of interest? A conflict of interest exists where the interests or benefits of one person or entity conflict with the interest or benefits of the Company. Examples include:

      o Employment/Outside Employment. In consideration of your employment with the Company, you are expected to devote your full attention to the business interests of the Company. You are prohibited from engaging in any activity that interferes with your performance or responsibilities to the Company or is otherwise in conflict with or prejudicial to the Company. Our policies prohibit any employee from accepting simultaneous employment with a Company supplier, customer, developer or competitor, or from taking part in any activity that enhances or supports a competitor's position. Additionally, you must disclose to the Company any interest that you have that may conflict with the business of the Company. If you have any questions on this requirement, you should contact your supervisor or the Human Resources Department.

      o Outside Directorships. It is a conflict of interest to serve as a director of any company that competes with the Company. Although you may serve as a director of a Company supplier, customer, developer, or other business partner, our policy requires that you first obtain approval from the Company's Corporate Secretary before accepting a

                                                                    Exhibit 14.1

            directorship. Any compensation you receive should be commensurate to your responsibilities. Such approval may be conditioned upon the completion of specified actions.

      o Business Interests. If you are considering investing in a Company customer, supplier, developer or competitor, you must first take great care to ensure that these investments do not compromise your responsibilities to the Company. Many factors should be considered in determining whether a conflict exists, including the size and nature of the investment; your ability to influence the Company's decisions; your access to confidential information of the Company or of the other company; and the nature of the relationship between the Company and the other company.

      o Inventions. Company employees must receive written permission from the Corporate Secretary before developing outside of the Company, any products, software or intellectual property that is or may be related to the Company's current or potential business.

      o Related Parties. As a general rule, you should avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role. Relatives include spouse, sister, brother, daughter, son, mother, father, grandparents, aunts, uncles, nieces, nephews, cousins, step relationships, and in-laws. Significant others include persons living in a spousal (including same sex) or familial fashion with an employee.

            If such a related party transaction is unavoidable, you must fully disclose the nature of the related party transaction to the Company's Human Resource Department and Corporate Secretary. If determined to be material to the Company by the Human Resource Department, the Company's Audit Committee must review and, in advance, approve in writing the related party transaction. The most significant related party transactions, particularly those involving the Company's directors or executive officers, must be reviewed and, in advance, approved in writing by the Company's Board of Directors. The Company must report all such material related party transactions under applicable accounting rules, Federal securities laws, SEC rules and regulations, and securities market rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to this business.

            The Company discourages the employment of relatives and significant others in positions or assignments within the same department and prohibits the employment of such individuals in positions that have a financial dependence or influence (e.g., an auditing or control relationship or a supervisor/subordinate relationship). The purpose of this policy is to prevent the organizational impairment and conflicts that are likely outcome of the employment of relatives or significant others, especially in a supervisor/subordinate relationship. If a question arises about whether a relationship is covered by this policy, the Human Resources Department shall advise all affected applicants and transferees of this policy. Willful withholding of information regarding a prohibited relationship/reporting arrangement may be subject to corrective action, up to and including termination. If a prohibited relationship exists or develops between two employees, the employee in the senior position must bring the situation to the attention of his/her supervisor. The Company retains the prerogative to separate the individuals at the earliest possible time, either by reassignment or by termination, if necessary.

      o Other Situations. Because other conflicts of interest may arise, it would be impractical to attempt to list all possible situations. If a proposed transaction or situation raises any questions or doubts in your mind, you should consult the Corporate Secretary.

Corporate Opportunities

      Employees, officers and directors may not exploit for their own personal gain opportunities that are discovered through the use of corporate property, information or position unless the opportunity is disclosed fully in writing to the Company's Board of Directors and the Board of Directors declines to pursue such opportunity.

Protecting the Company's Confidential Information

      Employees, officers and directors may not exploit for their own personal gain opportunities that are discovered through the use of corporate property, information or position unless the opportunity is disclosed fully in writing to the Company's Board of Directors and the Board of Directors declines to pursue such opportunity.

                                                                    Exhibit 14.1

Protecting the Company's Confidential Information

      The Company's confidential information is a valuable asset. The Company's confidential information includes: (1) source and object code, prices, trade secrets, mask works, databases, hardware, software, designs and techniques, programs, engine protocols, models, displays and manuals, and the selection, coordination, and arrangement of the contents of such materials, (2) any unpublished information concerning research activities and plans, customers, marketing or sales plans, sales forecasts or results of marketing efforts, pricing or pricing strategies, costs, operational techniques, strategic plans, customer information, including name, address and email address, (3) marketing data, and (4) any other identification data, and unpublished financial information, including information concerning revenues, profits and profit margins. This information is the property of the Company and may be protected by patent, trademark, copyright and trade secret laws. All confidential information must be used for Company business purposes only. Every employee, agent and contractor must safeguard it. THIS RESPONSIBILITY INCLUDES NOT DISCLOSING THE COMPANY CONFIDENTIAL INFORMATION, SUCH AS INFORMATION REGARDING THE COMPANY'S PRODUCTS OR BUSINESS OVER THE INTERNET. You are also responsible for properly labeling any and all documentation shared with or correspondence sent to the Company's Corporate Secretary or outside counsel as "Level 8 Systems Confidential". This responsibility includes the safeguarding, securing and proper disposal of confidential information in accordance with the Company's policy on Maintaining and Managing Records set forth later in this Section 3 of this document. This obligation extends to confidential information of third parties, which the Company rightfully has received under Non Disclosure Agreements. See the Company's policy dealing with Handling Confidential Information of Others set forth in
      Section 4 of this Code of Ethics and Business Conduct.

      o Confidentiality Guidelines. When you joined the Company, you signed guidelines to protect and use appropriately the Company's confidential information. These guidelines remain in effect for as long as you work for the Company and after you leave the Company. Under these guidelines you may not disclose the Company's confidential information to anyone or use it to benefit anyone other than the Company without the prior written consent of an authorized Company officer.

      o Disclosure of Company Confidential Information. To further the Company's business, from time to time our confidential information may be disclosed to potential business partners. Such disclosure however, should never be done without carefully considering its potential benefits and risks. If you determine, in consultation with your manager and other appropriate Company management, that disclosure of confidential information is necessary, you then must contact the Corporate Secretary to ensure that an appropriate written nondisclosure agreement is signed prior to the disclosure. The Company has standard nondisclosure agreements suitable for most disclosures. You must not sign a third party's nondisclosure agreement or accept changes to the Company's standard nondisclosure agreements without review and approval by the Company's Corporate Secretary. In addition, all Company materials that contain Company confidential information, including presentations, must be reviewed and approved by the Company's Corporate Secretary prior to publication or use. Furthermore, any employee publication or publicly made statement that might be perceived or construed as attributable to the Company, made outside the scope of his or her employment with the Company, must be reviewed and approved in writing in advance and must include the Company's standard disclaimer that the publication or statement represents the views of the specific author and not of the Company.

      o Requests by Regulatory Authorities. The Company and its employees, agents and contractors must cooperate with appropriate government inquiries and investigations. In this context, however, it is important to protect the legal rights of the Company with respect to its confidential information. All government requests for information, documents or investigative interviews must be referred to the Company's Corporate Secretary. No financial information may be disclosed without the prior approval of the Chief Financial Officer.

      o Company Spokespeople. Specific policies have been established regarding who may communicate information to the press and the financial analyst community. All inquiries or calls from the press and financial analysts should be referred to the Chief Financial Officer or Investor Relations Department. The Company has designated its Chief Executive Officer, Chief Financial Officer and Investor Relations Department as official Company spokespeople for financial matters. The Company has designated its Public Relations Department as official Company spokespeople for marketing, technical and other such information. These designees are the only people who may communicate with the press on behalf of the Company.

                                                                    Exhibit 14.1

              OBLIGATIONS UNDER SECURITIES LAWS "INSIDER" TRADING

Obligations under the U.S. securities laws apply to everyone. In the normal course of business, officers, directors, employees, agents, contractors and consultants of the Company may come into possession of significant, sensitive information. This information is the property of the Company - you have been entrusted with it. You may not profit from it by buying or selling securities yourself or from passing on the information to others to enable them to profit or for them to profit on your behalf. The purpose of this policy is both to inform you of your legal responsibilities and to make clear to you that the misuse of sensitive information is contrary to Company policy and U.S. securities laws.

Insider trading is a crime, penalized by fines up to $5,000,000 and 20 years in jail for individuals. In addition, the SEC may seek the imposition of a civil penalty of up to 3 times the profits made or losses avoided from the trading. Insider trades must expel any profits made, and are often subjected to an injunction against future violations. Finally, insider traders may be subjected to civil liability in private lawsuits.

Employers and other controlling persons (including supervisory personnel) also are at risk under U.S. securities laws. Controlling persons may, among other things, face penalties of the greater of $5,000,000 or 3 times the profits made or losses avoided by the trader if they recklessly fail to take preventive steps to control insider trading.

Thus, it is important both to you and to the Company that insider-trading violations do not occur. You should be aware that stock market surveillance techniques are becoming increasingly more sophisticated, and the chance that U.S. federal or other regulatory authorities will detect and prosecute even small level trading is significant. Insider trading rules are strictly enforced, even in instances when the financial transactions seem small. You should contact the Chief Financial Officer if you are unsure as to whether or not you are free to trade.

The Company has imposed a trading blackout period on members of the Board of Directors, executive officers and all employees. These directors, executive officers and employers generally may not trade in Company securities during the blackout period.

Trading Windows and Blackout Periods

1. Trading Window for Section 16 Individuals and Key Employees. After obtaining trading approval from the Chief Financial Officer, Section 16 Individuals and Key Employees may trade in Company securities only during the period beginning at the open of trading on the second full trading day following the Company's widespread public release of quarterly or year-end earnings, and ending at the close of trading on the fifteenth day of the third month of the fiscal quarter in which the earnings are released.

2. Trading Windows for All Other Covered Insiders. All other Covered Insiders who are not Section 16 Individuals or Key Employees may trade in Company securities only during the period beginning at the open of trading on the second full trading day following the Company's widespread public release of quarterly or year-end earnings and ending at the close of trading on the fifteenth day of the third month of the fiscal quarter in which the earnings are released.

3. No Trading During Trading Windows While in the Possession of Material Nonpublic Information. No Covered Insiders possessing material nonpublic information concerning the Company may trade in Company securities even during applicable trading windows. Persons possessing such information may trade during a trading window only after the open of trading on the second full trading day following the Company's widespread public release of the information.

4. No Trading During Blackout Periods. No Covered Insiders may trade in Company securities outside of the applicable trading windows or during any special blackout periods that the Compliance Officer may designate. No
      Covered Insiders may disclose to any outside third party that a special blackout period has been designated.

5. Exceptions for Hardship Cases. The Chief Financial Officer may, on a case-by-case basis, authorize trading in Company securities outside of the applicable trading windows (but not during special blackout periods) due to financial hardship or other hardships.

                                                                    Exhibit 14.1

               PROHIBITION AGAINST SHORT SELLING OF COMPANY STOCK

No Company director, officer or other employee, agent or contractor may, directly or indirectly, sell any equity security, including derivatives, of the Company if he or she (1) does not own the security sold, or (2) if he or she owns the security, does not deliver it against such sale (a "short sale against the box") within twenty days thereafter, or does not within five days after such sale deposit it in the mails or other usual channels of transportation. No Company director, officer or other employee, agent or contractor may engage in such short sales. A short sale, as defined in this policy, means any transaction whereby one may benefit from a decline in the Company's stock price. While employees who are not executive officers or directors are not prohibited by law from engaging in short sales of Company's securities, the Company has adopted as policy that employees may not do so.

                            USE OF COMPANY'S ASSETS

1. General. Protecting the Company's assets is a key fiduciary responsibility of every employee, agent and contractor. Care should be taken to ensure that assets are not misappropriated, loaned to others, or sold or donated, without appropriate authorization. All Company employees, agents and contractors are responsible for the proper use of Company assets, and must safeguard such assets against loss, damage, misuse or theft. Employees, agents or contractors who violate any aspect of this policy or who demonstrates poor judgment in the manner in which they use any Company asset may be subject to disciplinary action, up to and including termination of employment or business relationship, at the Company's sole discretion. Company equipment and assets are to be used for Company business purposes only. Employees, agents and contractors may not use Company assets for personnel use, nor may they allow any other person to use Company assets. Employees who have any questions regarding this policy should bring them to the attention of the Company's Human Resources representative.

2. Company Funds. Every Company employee is personally responsible for all Company funds over which he or she exercises control. Company agents and contractors should not be allowed to exercise control over Company funds. Company funds must solely be used for Company business purposes. Every Company employee, agent and contractor must take reasonable steps to ensure that the Company receives good value for Company funds spent and must maintain accurate and timely records of each and every expenditure. Expense reports must be accurate and submitted in a timely manner. Company employees, agents and contractors must not use Company funds for any personal use.

3. Computers and Other Equipment. The Company strives to furnish employees with the equipment necessary to efficiently and effectively perform their jobs. You must care for that equipment and responsibly use it for Company business purposes, only. If you use Company equipment at your home or off-site, take precautions to protect it from theft or damage, just as if it were your own. If you are no longer employed by the Company, you must immediately return all Company equipment. While computers and other electronic devices are made accessible to employees to assist them to perform their jobs and to promote Company's interests, all such equipment, whether used wholly or partially on the Company's premises, must remain fully accessible to the Company and, to the maximum extent permitted by law, will remain the sole and exclusive property of the Company.

      Employees, agents and contractors should not maintain any expectation of privacy with respect to information transmitted over, received by, or stored in any electronic communications device owned, leased, or operated in whole or in part by or on behalf of the Company. To the extent permitted by applicable law, the Company retains the right to gain access to any information received by, transmitted by, or stored in any such electronic communications device, by and through its employees, agents, contractors, or representatives, at any time, either with or without an employee's or third party's knowledge, consent or approval.

4. Software. All software used by employees to conduct Company business must be appropriately licensed. Never make or use illegal or unauthorized copies of any software, whether in the office, at home, or on the road, since doing so may constitute copyright infringement and may expose you and the Company to potential civil and criminal liability. In addition, use of illegal or unauthorized copies of software may subject the employee to disciplinary action, up to and including termination. The Company's Information Technology Department periodically will inspect Company computers to verify that only approved and licensed software has been installed. Any non-licensed/supported software will be removed.

                                                                    Exhibit 14.1

5. Electronic Usage. The purpose of this policy is to make certain that employees utilize electronic communication devices in a legal, ethical, and appropriate manner. This policy addresses the Company's responsibilities and concerns regarding the fair and proper use of all electronic communications devices within the organization, including computers, email, connections to the Internet, intranet and extranet and any other public or private networks, voice mail, video conferencing, facsimiles, and telephones. Posting or discussing information concerning the Company's products or business on the Internet without the prior written consent of the company's Chief Financial Officer is prohibited. Any other form of electronic communication used by employees currently or in the future also is intended to be encompassed under this policy. It is not possible to identify every standard and rule applicable to the use of electronic communications devices. Employees, therefore, are encouraged to use sound judgment whenever using any feature of our communications systems.

                        MAINTAINING AND MANAGING RECORDS

The purpose of this policy is to set forth and convey the Company's business and legal requirements in managing records, including all recorded information regardless of medium or characteristics. Records include paper documents, CD's, computer hard disks, email, floppy disks, microfilm or all other media. The Company is required by local, state, federal, foreign and other applicable laws, rules and regulations to retain certain records and to follow specific guidelines in managing its records. Civil and criminal penalties for failure to comply with such guidelines can be severe for employees, agents, contractors and the Company, and failure to comply with such guidelines may subject the employee, agent or contractor to disciplinary action, up to and including termination of employment or business relationship at the Company's sole discretion.

                             RECORDS ON LEGAL HOLD

A legal hold suspends all document destruction procedures in order to preserve appropriate records under special circumstances, such as litigation or government investigations. The Company's Corporate Secretary determines and identifies what types of Company records or documents are required to be placed under a legal hold. Every Company employee, agent and contractor must comply with this policy. Failure to comply with this policy may subject the employee, agent or contractor to disciplinary action, up to and including termination of employment or business relationship at the Company's sole discretion.

The Company's Corporate Secretary will notify you if a legal hold is placed on records for which you are responsible. You then must preserve and protect the necessary records in accordance with instructions from the Company's Corporate Secretary. RECORDS OR SUPPORTING DOCUMENTS THAT HAVE BEEN PLACED UNDER A LEGAL HOLD MUST NOT BE DESTROYED, ALTERED OR MODIFIED UNDER ANY CIRCUMSTANCES. A legal hold remains effective until it officially is released in writing by the Company's Corporate Secretary. If you are unsure whether a document has been placed under a legal hold, you should preserve and protect that document while you check with the Company's Corporate Secretary.

If you have any questions about this policy, you should contact the Company's Corporate Secretary.

                               PAYMENT PRACTICES

      o Accounting Practices. The Company's responsibilities to its stockholders and the investing public require that all transactions fully and accurately be recorded in the Company's books and records in compliance with all applicable laws. False or misleading entries, unrecorded funds or assets, or payments without appropriate supporting documentation and approval strictly are prohibited and violate Company policy and the law. Additionally, all documentation supporting a transaction fully and accurately should describe the nature of the transaction and be processed in a timely fashion.

      o Political Contributions. The Company reserves the right to communicate its position on important issues to elected representatives and other government officials. It is the Company's policy fully to comply with all local, state, federal, foreign and other applicable laws, rules and regulations regarding political contributions. Under no circumstances may the Company's funds or assets be used for, or be contributed to, political campaigns or political practices without the prior written approval of the Company's Chief Financial Officer and, if required, the Board of Directors.

                                                                    Exhibit 14.1

      o Prohibition of Inducements. Under no circumstances may employees, agents or contractors make an offer to pay, make payment, make a promise to pay, or issue an authorization to pay any money, gift, or anything of value to customers, vendors, consultants, etc., which would be perceived to intend, directly or indirectly, to improperly influence any business decision, any act or failure to act, any commitment of fraud, or any opportunity for the commission of fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy should be directed to Human Resources or the Corporate Secretary.

                         FOREIGN CORRUPT PRACTICES ACT

The Company  requires full  compliance  with the Foreign  Corrupt  Practices Act
(FCPA) by all of its employees, agents, and contractors.

The anti-bribery and corrupt payment provisions of the FCPA make illegal any corrupt offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value to any foreign official, or any foreign political party, candidate or official, for the purpose of: influencing any act or failure to act, in the official capacity of that foreign official or party; or inducing the foreign official or party to use influence to affect a decision of a foreign government or agency, in order to obtain or retain business for anyone, or direct business to anyone.

All Company employees, agents and contractors, whether located in the United States or abroad, are responsible for FCPA compliance and the procedures to ensure FCPA compliance. All managers and supervisory personnel are expected to monitor continued compliance with the FCPA to ensure compliance with the highest moral, ethical and professional standards of the Company. FCPA compliance includes the Company's policy on Maintaining and Managing Records in Section 3 of this Code of Business Conduct and Ethics.

Laws in most countries outside of the United States also prohibit or restrict government officials or employees of government agencies from receiving payments, entertainment, or gifts for the purpose of winning or keeping business. No contract or agreement may be made with any business in which a government official or employee holds a significant interest, without the prior approval of the Company's Corporate Secretary.

                                EXPORT CONTROLS

A number of countries maintain controls on the destinations of exported products or software. Some of the strictest export controls are maintained by the United States against countries that the U.S. government considers unfriendly or as supporting international terrorism. The U.S. regulations are complex and apply both to exports from the United States and to exports of products from other countries, when those products contain U.S. origin components or technology. Software created in the United States is subject to these regulations even if duplicated and packaged abroad. In some circumstances, an oral presentation containing technical data made to foreign nationals in the United States may constitute a controlled export. The Corporate Secretary can provide you with guidance on which countries are prohibited destinations for Company products or whether a proposed technical presentation to foreign nationals may require a U.S. Government license.

                        PUBLIC DISCLOSURE OF INFORMATION

The federal securities laws require the Company to disclose certain information in various reports that the Company must file with or submit to the SEC. In addition, from time to time the Company makes other public communications, such as issuing press releases. In order to ensure that material information is presented to the public on a timely basis, the Company has designated its Chief Executive Officer, Chief Financial Officer, and General Counsel as responsible for considering the materiality of information and determining the Company's disclosure obligations.

The Company expects its Chief Executive Officer, Chief Financial Officer, the Audit Committee, and all employees who are involved in the preparation of SEC reports or other public documents to ensure that the information disclosed in those documents is full, fair, accurate, timely and understandable.

Moreover, if any employee becomes aware of any material information that you believe should be disclosed to the public in the Company's reports filed with the SEC, it is your responsibility to bring such information to the attention of the Chief Financial Officer or to the Company's General Counsel. To the extent that you reasonably believe that questionable accounting or auditing conduct or

                                                                    Exhibit 14.1

practices have occurred or are occurring, you should report those concerns to the Company's General Counsel.

SECTION 4. RESPONSIBLITIES TO OUR CUSTOMERS AND OUR SUPPLIERS

                             CUSTOMER RELATIONSHIPS

If your job puts you in contact with any Company customers or potential customers, it is critical for you to remember that you represent the Company to the people with whom you are dealing. Act in a manner that creates value for our customers and helps to build a relationship based upon trust. The Company and its employees have provided products and services for a period of time and have built up significant goodwill over that time. This goodwill is one of our most important assets and the Company employees, agents and contractors must act to preserve and enhance our reputation.

                         PAYMENTS OR GIFTS FROM OTHERS

Under no circumstances may employees, agents or contractors accept any offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value from customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to influence any business decision, any act or failure to act, any commitment of fraud, or any opportunity for the commission of fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety, do no violate this policy. Questions regarding whether a particular payment or gift violates this policy should be directed to Human Resources or the Corporate Secretary.

Gifts given by the Company to suppliers or customers or received from suppliers or customers always should be appropriate to the circumstances and never should be of a kind that could create an appearance of impropriety. The nature and cost must always accurately be recorded in the Company's books and records.

                             PUBLICATIONS OF OTHERS

The Company subscribes to many publications that help employees better perform their jobs. These publications include newsletters, reference works, online reference services, magazines, books, and other digital and printed works. Copyright law generally protects these works, and their unauthorized copying and distribution constitute copyright infringement. You first must obtain the consent of the publisher of a publication before copying publications or significant parts of them. When in doubt about whether you may copy a publication, consult the Corporate Secretary.

                HANDLING THE CONFIDENTIAL INFORMATION OF OTHERS

The Company has many kinds of business relationships with many companies and individuals. Sometimes, they will volunteer confidential information about their products or business plans to induce the Company to enter into a business relationship. At other times, we may request a third party to provide confidential information to permit the Company to evaluate a potential business relationship with that party. Whatever the situation, we must take special care to responsibly handle the confidential information in accordance with our agreements with such third parties. See also the Company's policy on Maintaining and Managing Records in Section 3 of this Code of Ethics and Business Conduct.

      o Appropriate Nondisclosure Agreements. Confidential information may take many forms. An oral presentation about a company's product development plans may contain protected trade secrets. A demo of an alpha version of a company's new software may contain information protected by trade secret and copyright laws.

            You should never accept information offered by a third party that is represented as confidential, unless an appropriate nondisclosure agreement has been signed with the party offering the information. THE CORPORATE SECRETARY CAN PROVIDE NONDISCLOSURE AGREEMENTS TO FIT ANY PARTICULAR SITUATION, AND WILL COORDINATE APPROPRIATE EXECUTION OF SUCH AGREEMENTS ON BEHALF OF THE COMPANY. Even after a nondisclosure agreement is in place, you only should accept the information necessary to accomplish the purpose of receiving it, such as a decision on whether to proceed to negotiate a deal. If more detailed or extensive confidential information is offered but is not necessary for your immediate purposes, it should be refused.

                                                                    Exhibit 14.1

      o Need-to-Know. Once a third party's confidential information has been disclosed to the Company, we have an obligation to abide by the terms of the relevant nondisclosure agreement and limit its use to the specific purpose for which it was disclosed and to disseminate it only to other Company employees with a need to know the information. Every employee, agent and contractor involved in a potential business relationship with a third party must understand and strictly observe the restrictions on the use and handling of confidential information. When in doubt, consult the Corporate Secretary.

      o Notes and Reports. When reviewing the confidential information of a third party under a nondisclosure agreement, it is natural to take notes to prepare reports summarizing the results of the review and, based partly on those notes or reports, to draw conclusions about the suitability of a business relationship. Notes or reports, however, can include confidential information disclosed by the other party and so only should be retained long enough to complete the evaluation of the potential business relationship. Subsequently, they either should be destroyed or turned over to the Corporate Secretary for safekeeping or destruction. These materials should be treated as any other disclosure of confidential information is treated: marked as confidential and distributed only to those Company employees with a need to know.

      o Competitive Information. You should never attempt to obtain a competitor's confidential information by improper means, and you especially should never contact a competitor regarding their confidential information. While the Company may, and does, employ former employees of competitors, we recognize and respect the obligations of those employees not to use or disclose the confidential information of their former employers.

                              SELECTING SUPPLIERS

The Company's suppliers make significant contributions to our success. To create an environment where our suppliers have an incentive to work with the Company, they must be confident that they will be treated lawfully and in an ethical manner. The Company's policy is to purchase supplies based on need, quality, service, price and terms and conditions.. Under no circumstances should any Company employee, agent or contractor attempt to coerce suppliers in any way. The confidential information of a supplier is entitled to the same protection as that of any other third party and must not be received before an appropriate nondisclosure agreement has been signed. A supplier's performance never should be discussed with anyone outside the Company. A supplier to the Company generally is free to sell its products or services to any other party, including competitors of the Company. In some cases, where the products or services have been designed, fabricated, or developed to our specifications, the agreement between the parties may contain restrictions on sales.

                             GOVERNMENT REGULATIONS

It is the Company's policy to fully comply with all applicable laws and regulations governing contact and dealings with government employees and public officials and to adhere to high ethical, moral and legal standards of business conduct. This policy includes strict compliance with all local, state, federal, foreign and other applicable laws, rules and regulations. If you have any questions concerning government relations you should contact the Company's Corporate Secretary.

                                    LOBBYING

Employees, agents or contractors whose work requires lobbying communication with any member or employee of a legislative body or with any government official or employee in the formulation of legislation must have prior written approval of such activity from the Company's Corporate Secretary. Activity covered by this policy includes meetings with legislators or members of their staffs or with senior executive branch officials. Preparation, research, and other background activities that are done in support of lobbying communication also are covered by this policy even if the communication ultimately is not made.

                              GOVERNMENT CONTRACTS

It is the Company's policy to fully comply with all applicable laws and regulations that apply to government contracting. It also is necessary to strictly adhere to all terms and conditions of any contract with local, state, federal, foreign or other applicable governments. The Company's Corporate Secretary must review and approve all contracts with any government entity.

                                                                    Exhibit 14.1

                           FREE AND FAIR COMPETITION

Most countries have well-developed bodies of law designed to encourage and protect free and fair competition. The Company is committed to obeying both the letter and spirit of these laws. The consequences of not doing so can be severe for all of us.

These laws often regulate the Company's relationships with its distributors, resellers, dealers, and customers,. Competition laws generally address the following areas: pricing practices (including price discrimination), discounting, terms of sales, credit terms, promotional allowances, secret rebates, exclusive dealerships or distributorships, product bundling, restrictions on carrying competing products, termination, and many other practices.

Competition laws also govern, usually quite strictly, relationships between the Company and its competitors. As a general rule, contacts with competitors should be limited and always should avoid subjects such as prices or other terms and conditions of sale, customers, and suppliers. Employees, agents or contractors of the Company may not knowingly make false or misleading statements regarding its competitors, customers or suppliers. Participating with competitors in a trade association or in a standards creation body is acceptable when the association has been properly established, has a legitimate purpose, and has limited its activities to that purpose.

No employee, agent or contractor shall at any time or under any circumstances enter into an agreement or understanding, written or oral, express or implied, with any competitor concerning prices, discounts, other terms or conditions of sale, profits or profit margin, costs, allocation of product or geographic markets, allocation of customers, limitations on production, boycotts of customers or suppliers, or bids or the intent to bid or even discuss or exchange information on these subjects. In some cases, legitimate joint ventures with competitors may permit exceptions to these rules, as may bona fide purchases from or sales to competitors on non competitive products, but the Company's Corporate Secretary must review all such proposed ventures in advance. These prohibitions are absolute and strict observance is required. Collusion among competitors is illegal and the consequences of a violation are severe.

Although the spirit of these laws, known as "antitrust," "competition," or "consumer protection" or unfair competition laws, is straightforward, their application to particular situations can be quite complex. To ensure that the Company complies fully with these laws, each of us should have a basic knowledge of them and should involve our Corporate Secretary early on when questionable situations arise.

                              INDUSTRIAL ESPIONAGE

It is the Company's policy to lawfully compete in the marketplace. This commitment to fairness includes respecting the rights of our competitors and abiding by all applicable laws in the course of competing. The purpose of this policy is to maintain the Company's reputation as a lawful competitor and to help ensure the integrity of the competitive marketplace. The Company expects its competitors to respect our rights to lawfully compete in the marketplace and we must equally respect their rights to do the same. Company employees, agents and contractors may not steal or unlawfully use the information, material, products, intellectual property, or proprietary or confidential information of anyone including suppliers, customers, business partners or competitors.

SECTION 5. WAIVERS

Any waiver of any provision of this Code of Ethics and Business Conduct for a member of the Company's Board of Directors or an executive officer must be approved in writing by the Company's Board of Directors and promptly disclosed. Any waiver of any provision of this Code of Ethics and Business Conduct with respect to any other employee, agent or contractor must be approved in writing by the Company's Corporate Secretary.

SECTION 6. DISCIPLINARY ACTIONS

The matters covered in this Code of Conduct and Business Ethics are of the utmost importance to the Company, its stockholders and its business partners, and are essential to the Company's ability to conduct its business in accordance with its stated values. We expect all of our employees, agents, contractors and consultants to adhere to these rules in carrying out their duties for the Company.

                                                                    Exhibit 14.1

The Company will take appropriate action against any employee, agent, contractor or consultant whose actions are found to violate these policies or any other policies of the Company. Disciplinary actions may include immediate termination of employment or business relationship at the Company's sole discretion. Where the Company has suffered a loss, it may pursue its remedies against the individuals or entities responsible. Where laws have been violated, the Company will fully cooperate with the appropriate authorities. You should review the Company's policies and procedures on Level 8 Systems Knowledge Center intranet, under Network and Systems Policies for more detailed information.

                                                                    Exhibit 14.1

                            CONFIRMATION OF RECEIPT
                                     OF THE
                      CODE OF ETHICS AND BUSINESS CONDUCT
                                      FOR
                             LEVEL 8 SYSTEMS, INC.

By signing below, I attest that I have received a copy of the Code of Ethics and Business Conduct for Level 8 Systems, Inc. and agree to abide by the terms and conditions set forth therein. Failure to abide by the Code of Ethics and Business Conduct of Level 8 Systems, Inc. may result in disciplinary action or possible termination of employment.

                                                DATE:
----------------------------------------------        ---------------------
      EMPLOYEE SIGNATURE



WITNESS:
         -------------------------------------